EXHIBIT 99.1

NEWS RELEASE

RANGE EARNINGS RISE 62% ON 15% PRODUCTION INCREASE

FORT WORTH, TEXAS, JULY 28, 2004...RANGE RESOURCES CORPORATION (NYSE: RRC) today reported second quarter results. Revenues and cash flow in the period reached record levels. Revenues totaled $68.7 million, a 27% increase over the prior-year period. Cash flow from operations before changes in working capital, a non-GAAP measure, rose 27% to $43.7 million. Net income to common shareholders increased 62% to $7.5 million, while diluted earnings per share rose 50% to $0.12 per share. The increases were due to rising production and higher prices. Production climbed to 181.7 Mmcfe per day, a 15% year-over-year increase.

Net income in the quarter reflected a $4.3 million non-cash charge related to the impact of the Company’s increasing stock price on shares held in the deferred compensation plan and a $1.0 million non-cash gain on the ineffective portion of commodity hedges. Excluding such items, net income for the quarter would have reached $10.1 million or $0.15 per diluted share. Second quarter 2003 results included non-cash charges which decreased net income by $1.8 million. (See the accompanying table for calculation of these non-GAAP measures.)

Oil and gas revenues totaled $67.6 million, a 22% increase due to higher production volumes and realized prices. Production rose 15% to an average of 181.7 Mmcfe per day, comprised of 125.9 Mmcf of gas and 8,961 barrels of oil and liquids. Wellhead prices after hedging averaged $4.09 per mcfe, a 7% increase. Gas prices increased 4% to $4.05 per mcf, as oil prices increased 17% to $27.11 per barrel. Hedging decreased average prices by $1.41 per mcfe. A substantial portion of the lower price hedge positions put on several years ago will roll off by the end of 2004.

Direct operating expenses rose 9%. However, on a per-unit basis, they decreased 5% to $0.63 per mcfe due to lower workover costs and continued field efficiencies. Production taxes per mcfe rose 32% to $0.29 due to higher prices. Exploration costs increased $1.5 million primarily due to higher dry hole and seismic costs. General and administrative expenses increased due to higher personnel costs along with legal and professional fees primarily associated with implementing Sarbanes-Oxley. On a mcfe basis, general and administrative expenses remained level. Depletion, depreciation and amortization, including accretion expense decreased 8% to $1.36 per mcfe.

During the quarter, two acquisitions were completed for $320 million. In April, a $22.5 million purchase of Permian Basin properties in New Mexico was completed. In late June, the $298 million purchase of the remaining 50% of the Great Lakes joint venture closed. As the Great Lakes acquisition was completed on June 23, only seven days of the operations applicable to the acquired interest were included in the second quarter results. To finance the acquisitions, the Company sold $149 million of common stock and issued an additional $100 million of 7-3/8% senior subordinated notes in June. Additionally, the Company entered into an expanded bank credit facility providing a $500 million borrowing base. At quarter-end, only $320 million was drawn under the facility, leaving $180 million of borrowing capacity. The Great Lakes bank facility was eliminated, and the final $8.9 million of 6% convertible debentures outstanding have been called for redemption.

Second quarter development and exploration expenditures of $40 million funded the drilling of 115 (64.3 net) wells and 5 (3.6 net) recompletions. Six (3.5 net) of the projects proved unproductive. In the first half of 2003, 178 (103.5 net) wells were successfully drilled. By June 30, 110 (66.7 net) of the wells had been placed on production. The remaining wells are in various stages of completion or waiting on pipeline connection. Drilling activity in the third quarter will remain high with 17 rigs currently running.

The integration of the Great Lakes acquisition is well underway. Objectives for the Appalachia division in the second half of the year include increasing shallow development drilling and refracs as well as expanding acreage positions in coal bed methane projects. Also, for the remainder of the year, five wells are planned to test the Trenton Black River formation. Four wells will be drilled in the shallow portion of the play in the vicinity of the Company’s Harper discovery in New York, and one well will be drilled in northern Pennsylvania in the deeper part of the play. In the Southwest, the Company recently announced an onshore Texas discovery that tested at 4.0 (0.8 net) Mmcfe per day at over 10,000 psi flowing tubing pressure. In the Midcontinent, two wells were recently drilled and logged. The Parsell 5-167 (100% working interest) encountered 16 feet of high quality Morrow pay, and the Galileo #1-20 (50% working interest) encountered 117 feet of pay in six separate zones. In the Gulf of Mexico, the East Cameron 33 (Falcon Prospect) recently spud and is drilling ahead with a total projected depth of 17,500 feet. Range owns a 25% working interest before casing point and a 37.5% working interest after casing point in this high-potential exploratory test.

Commenting, John H. Pinkerton, the Company’s President, noted, “Our strategy of baseline growth through the drillbit supplemented by complementary acquisitions proved successful in the first half of 2004. Looking ahead, the Great Lakes acquisition will have a significant impact. We anticipate record levels of production, cash flow and earnings in both the third and fourth quarters of 2004. With 100% ownership of Great Lakes and the rolling off of a substantial portion of our lower price hedges, 2005 should be Range’s best year ever. Importantly, we are achieving this growth in a cost-effective manner. Over the last three years, we have driven down all-in unit costs by more than 30%. The lower cost structure coupled with our large, multi-year inventory of drilling projects should be important contributors to future growth and profitability.”

The Company will host a conference call on Thursday, July 29 at 1:00 p.m. ET (revised time) to review its results. To participate, please dial 877-207-5526 about 5-10 minutes prior to the start of the call and ask for the Range Resources Second Quarter Conference Call. A simultaneous webcast of the call may be accessed over the Internet at www.rangeresources.com or www.vcall.com. To listen, please go to either website at least 15 minutes prior to the call to register and install any necessary software. The webcast will be archived for replay on the Company’s website for 30 days. A replay of the call will be available through August 5 at 800-642-1687. The conference ID is 8791020.

Non-GAAP Financial Measures:

Earnings for second quarter 2004 include non-cash expenses associated with deferred compensation expense of $4.3 million and retirement of securities of $34,000 along with non-cash gains on ineffective commodity hedging of $1.0 million and amortization of interest rate swaps gains of $320,000. Excluding such items, pretax income would have been $16.1 million, a 63% increase from the prior year. Adjusting for the after-tax effect of these items, the Company’s earnings would have been $10.1 million in 2004 or $0.16 per share ($0.15 per diluted share). If similar items were excluded, second quarter 2003 earnings would have been $6.4 million or $0.12 per share ($0.11 per diluted share). (See reconciliation of non-GAAP earnings in the accompanying table.) The Company believes results excluding these items are more comparable to estimates provided by security analysts and, therefore, are useful in evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.

Cash flow from operations before changes in working capital as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items. Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt. Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry. In turn, many investors use this published research in making investment decisions. Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows or as a measure of liquidity. A table is included which reconciles Net cash provided by operations to Cash flow from operations before changes in working capital as used in this release. On its website, the Company provides additional comparative information on prior periods.

RANGE RESOURCES CORPORATION (NYSE: RRC) is an independent oil and gas company operating in the Appalachian, Permian, Midcontinent and Gulf Coast regions of the United States.

Except for historical information, statements made in this release, including those relating to anticipated future production and reserve growth, growth of project inventory, and anticipated record results are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, and environmental risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission, which are incorporated by reference.

2004-25

Contact:	Rodney Waller, Senior Vice President Karen Giles (817) 870-2601 www.rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF INCOME
 (Unaudited, in thousands, except per share data)

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003		2004	2003
Revenues
Oil and gas sales	$67,553	$55,273		$132,921	$109,603
Transportation and gathering	344	940		811	1,967
Gain (loss) on retirement of securities	(34)	(10)		(34)	140
Debt conversion expense (a)	—	—		—	(465)
Ineffective hedging gain (loss) (a)	971	(2,075)		(583)	(1,271)
Other (b)	(138)	22		(886)	67

	68,696	54,150	+27%	132,229	110,041	+20%

Expenses
Direct operating	10,406	9,542		20,401	19,094
Production and ad valorem taxes	4,801	3,102		9,051	6,578
Exploration	4,200	2,687		7,767	5,140
General and administrative	5,052	4,401		9,488	8,862
Non-cash deferred compensation adjustment (c)	4,303	912		8,688	1,297
Interest	4,422	5,175		8,567	10,719
Accretion expense (d)	1,036	1,164		2,132	2,271
Depletion, depreciation and amortization	21,408	20,112		42,560	39,972

	55,628	47,095	+18%	108,654	93,933	+16%

Pretax income	13,068	7,055	+85%	23,575	16,108	+46%
Income taxes
Current	44	(6)		44	(2)
Deferred	4,835	2,470		8,722	6,556

	4,879	2,464		8,766	6,554

Income before accounting change	8,189	4,591	+78%	14,809	9,554	+55%
Cumulative effect of accounting change, net of tax	—	—		—	4,491

Net income	$8,189	$4,591	+78%	$14,809	$14,045	+5%
Preferred dividends	(737)	—		(1,475)	—

Net income available to common shareholders	$7,452	$4,591	+62%	$13,334	$14,045	-5%

Net income available to common shareholders	$0.13	$0.08	+63%	$0.24	$0.18	+33%
Cumulative effect of change in accounting principle	—	—		—	$0.08

Net income per common share — basic	0.13	0.08	+63%	0.24	0.26	-8%

Earnings per common share	$0.12	$0.08	+50%	$0.23	$0.17	+35%
Cumulative effect of change in accounting principle	—	—		—	$0.08

Net income per common share — diluted	$0.12	$0.08	+50%	$0.23	$0.25	-8%

Weighted average shares outstanding, as reported
Basic	57,315	54,162	+6%	56,145	54,016	+4%

Diluted	60,245	56,168	+7%	58,948	55,844	+6%

(a)	Included in Other revenues in 10-Q.

(b)	Includes net losses of $548 and $140 for three months ended June 30, 2004 and 2003, respectively, and $1,215 and $219 for the six months ended June 30, 2004 and 2003, respectively, from IPF.

(c)	Included in General and administrative expenses in 10-Q. It is based upon increases in Company’s stock price between periods.

(d)	Applicable to the accounting rule adopted on January 1, 2003 regarding asset retirement obligations.

RANGE RESOURCES CORPORATION

OPERATING HIGHLIGHTS

	Three Months Ended June 30,			Six Months Ended June 30,
	2004	2003		2004	2003
Average Daily Production
Oil (bbl)	6,440	5,807	+11%	6,224	5,622	+11%
Natural gas liquids (bbl)	2,619	1,123	+133%	2,579	1,084	+138%
Gas (mcf)	127,308	116,698	+9%	126,712	115,900	+9%
Equivalents (mcfe) (a)	181,665	158,276	+15%	179,534	156,134	+15%
Prices Realized
Oil (bbl)	$27.11	$23.14	+17%	$25.79	$23.38	+10%
Natural gas liquids (bbl)	$19.71	$18.46	+7%	$19.36	$19.28	0%
Gas (mcf)	$4.05	$3.88	+4%	$4.10	$3.91	+5%
Equivalents (mcfe) (a)	$4.09	$3.84	+7%	$4.07	$3.88	+5%
Operating Costs per mcfe
Field expenses	$0.61	$0.58	+5%	$0.60	$0.62	-3%
Workovers .	$0.02	$0.08	-75%	$0.03	$0.05	-40%

Total Operating Costs .	$0.63	$0.66	-5%	$0.63	$0.67	-6%

(a)	Oil and natural gas liquids are converted to gas equivalents on a basis of six mcf per barrel.

BALANCE SHEETS
(In thousands)

	June 30,	December 31,
	2004	2003
	(Unaudited)
Assets
Current assets	$68,669	$46,221
Current deferred tax asset	32,533	19,871
IPF receivables	8,972	8,193
Oil and gas properties	1,058,390	723,382
Transportation and field assets	36,079	22,306
Unrealized hedging gain and other	15,037	10,118

	$1,219,680	$830,091

Liabilities and Stockholders’ Equity
Current liabilities	$62,771	$46,805
Current asset retirement obligation	10,858	5,814
Current unrealized hedging loss	78,673	54,345
Senior debt	320,000	178,200
Nonrecourse debt of subsidiary	—	70,000
Subordinated notes	205,422	109,980

Total long-term debt	525,422	358,180

Deferred taxes	18,748	10,843
Unrealized hedging loss	24,875	17,027
Deferred compensation liability	27,919	16,981
Long-term asset retirement obligation	57,840	46,030
Preferred stock	50,000	50,000
Common stock and retained deficit	436,269	276,215
Stock in deferred comp plan	(10,857)	(9,297)

	475,412	316,918
Other comprehensive loss	(62,838)	(42,852)

Total stockholders’ equity	412,574	274,066

	$1,219,680	$830,091

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATIONS
(Unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net income	$8,189	$4,591	$14,809	$14,045
Adjustments to reconcile Net income to Net cash provided by operations:
Cumulative effect of change in accounting principle	—	—	—	(4,491)
Deferred income taxes	4,835	2,470	8,722	6,556
Depletion, depreciation and amortization	22,444	21,276	44,692	42,243
Exploration expense	2,210	1,076	3,429	1,460
Unrealized hedging (gain) loss	(1,291)	1,921	(536)	1,188
Adjustment to IPF valuation allowance	757	374	1,286	708
Amortization of deferred issuance costs	268	217	472	446
(Gain) loss on retirement of securities	34	10	34	(140)
Debt conversion expense	—	—	—	465
Deferred compensation adjustment	4,450	1,032	9,008	1,596
Gain on sale of assets	(336)	(70)	(143)	(157)
Changes in working capital:
Accounts receivable	(7,420)	5,868	(4,456)	(12,857)
Inventory and other	1,405	1,173	(5,039)	783
Accounts payable	8,902	(387)	6,660	535
Accrued liabilities	4,681	(1,800)	2,412	1,436

Net changes in working capital	7,568	4,854	(423)	(10,103)

Net cash provided by operations	$49,128	$37,751	$81,350	$53,816

RECONCILIATION OF CASH FLOWS
(In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net cash provided by operations	$49,128	$37,751	$81,350	$53,816
Net change in working capital	(7,568)	(4,854)	423	10,103
Exploration expense	1,990	1,611	4,338	3,680
Non-cash compensation adjustment & other	178	(120)	(187)	(299)

Cash flow from operations before changes in working capital, non-GAAP measure	$43,728	$34,388	$85,924	$67,300

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2004			2003	2004			2003
Basic:
Weighted average shares outstanding	58,988			55,682	57,817			55,440
Stock held by deferred compensation plan	(1,673)			(1,520)	(1,672)			(1,424)

Adjusted basic	57,315			54,162	56,145			54,016

Dilutive:
Weighted average shares outstanding	58,988			55,682	57,817			55,440
Dilutive stock options under treasury method	1,257			486	1,131			404
Dilutive effect of 5.9% preferred	—			—	—			—

Adjusted dilutive	60,245	(a	)	56,168	58,948	(a	)	55,844

(a)	Additional 5,882 dilutive effect if EPS exceeds $0.125 per share in the quarter or $0.25 per share for the six months.

RANGE RESOURCES CORPORATION

RECONCILATION OF NET INCOME BEFORE ACCOUNTING CHANGE
AS REPORTED TO NET INCOME BEFORE ACCOUNTING CHANGE
EXCLUDING CERTAIN NON-CASH ITEMS
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2004	2003		2004	2003
Pretax income as reported	$13,068	$7,055		$23,575	$16,108
Adjustment for certain non-cash items
(Gain) loss on retirement of securities	34	10		34	(140)
Ineffective commodity hedging (gain) loss	(971)	2,075		583	1,271
Amortization of ineffective interest hedges (gain) loss	(320)	(154)		(1,119)	(83)
Deferred compensation adjustment	4,303	912		8,688	1,297
Debt conversion expense	—	—		—	465

Pretax income as adjusted	16,114	9,898	+63%	31,761	18,918	+68%
Income taxes (benefit) adjusted
Current	44	(6)		44	(2)
Deferred	5,962	3,464		11,752	7,538

Net income before accounting change excluding certain non-cash items, a non-GAAP measure	$10,108	$6,440	+57%	$19,965	$11,382	+76%

Non-GAAP earnings per share before accounting change
Basic	$0.16	$0.12		$0.33	$0.21

Diluted	$0.15	$0.11		$0.31	$0.20

HEDGING POSITION (a)
As of July 28, 2004

		Gas		Oil		NGLs
		Volume	Average	Volume	Average	Volume	Average
		Hedged	Hedge	Hedged	Hedged	Hedged	Hedged
		(MMBtu/d)	Prices	(Bbl/d)	Prices	(Bbl/d)	Prices
3Q — 4Q 2004	Swaps	89,663	$4.04	3,154	$29.62	1,377	$21.88
3Q — 4Q 2004	Collars	33,554	$5.59 - $7.17	2,750	$24.18 - $27.94	—	—
Calendar 2005	Swaps	50,695	$4.21	1,146	$26.84	658	$19.20
Calendar 2005	Collars	48,524	$4.82 - $6.91	3,415	$27.25 - $33.29	—	—
Calendar 2006	Swaps	3,288	$4.85	400	$35.00	—	—
Calendar 2006	Collars	19,863	$4.48 - $6.44	1,764	$27.91 - $35.31	—	—

(a)	For the remainder of 2004, 30% of hedges are collars with collars being 53% for 2005 and 84% for 2006.

Note: Details as to Company’s hedges are posted on its website and are updated periodically.